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                                                               EXHIBIT (a)(1)(E)

                          OFFER TO PURCHASE FOR CASH

             ALL OF THE OUTSTANDING SHARES OF CLASS A COMMON STOCK

                                      of

                        DELCO REMY INTERNATIONAL, INC.

                                      at

                              $8.00 NET PER SHARE

                                      by

                              DRI ACQUISITION LLC

   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, FEBRUARY 8, 2001, UNLESS THE OFFER IS EXTENDED.


                                                               January 11, 2001

To Our Clients:

  Enclosed for your consideration is an Offer to Purchase dated January 11, 2001 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by DRI Acquisition LLC, a Delaware limited liability company (the "Purchaser") and a subsidiary of Court Square Capital Limited, a Delaware corporation ("Court Square"), to purchase all of the outstanding shares ("Shares") of Class A common stock, par value $0.01 per share, of Delco Remy International, Inc. (the "Company"), a Delaware corporation, not currently owned by Court Square at a price of $8.00 per Share, net to the seller in cash, without interest (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

  If a stockholder desires to tender Shares pursuant to the Offer and such stockholder's Share Certificates (as defined in the Offer to Purchase) are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiration Date or the procedures for book-entry transfer cannot be completed on a timely basis, such Shares may nevertheless be tendered according to the guaranteed delivery procedures set forth in "THE TENDER OFFER--Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility (as defined in the Offer to Purchase) in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

  WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.
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  We request instructions as to whether you wish to tender any of or all the
Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

  Your attention is directed to the following:

  1. The offer price is $8.00 per Share, net to the seller in cash, without interest.

  2. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, FEBRUARY 8, 2001 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED BY THE PURCHASER, IN WHICH EVENT THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY THE PURCHASER, WILL EXPIRE.

  3. The Offer is conditioned upon, among other things, (1) the expiration or termination of all waiting periods imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder, (2) no person, government or government authority threatening or instituting an action or proceeding which challenges or seeks to make illegal, delay, restrain or prohibit the Purchaser from making the offer for or purchasing the Shares or seeks to obtain damages as a result thereof and (3) no change or prospective change shall have occurred or been threatened in the properties, assets, conditions, operations or other elements of the business of the Company which, in the sole judgment of the Purchaser, is or may be materially adverse to the value of the Company or the value of the Shares to the Purchaser. See "THE TENDER OFFER--Certain Conditions to the Offer" of the Offer to Purchase.

  4. Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Depositary or the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

  If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the final page hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

  In all cases, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by American Stock Transfer & Trust Company (the "Depositary") of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (b) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in "THE TENDER OFFER--Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Share Certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

  The Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares, the Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort the Purchaser cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.


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                       INSTRUCTIONS WITH RESPECT TO THE
                          Offer to Purchase for Cash

             All of the Outstanding Shares of Class A Common Stock

                                      of

                        DELCO REMY INTERNATIONAL, INC.

                                      at

                              $8.00 NET PER SHARE

                                      by

                              DRI ACQUISITION LLC

  The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of DRI Acquisition LLC, a Delaware limited liability company (the "Purchaser"), dated January 11, 2001 (the "Offer to Purchase") and the related Letter of Transmittal relating the offer by the Purchaser to purchase all of the outstanding shares of Class A common stock, par value $0.01 per share (the "Shares"), of Delco Remy International, Inc., a Delaware corporation (the "Company"), not currently owned by Court Square.

  This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

    NUMBER OF SHARES                                    SIGN HERE
    TO BE TENDERED:                       -------------------------------------

                                          -------------------------------------
SHARES*: ______________________                       Signature(s)
                                          -------------------------------------
                                          -------------------------------------
                                              Please Type or Print Name(s)
                                          -------------------------------------
                                          -------------------------------------
                                          -------------------------------------
                                                Type or Print Address(es)
                                          -------------------------------------
                                               Area Code and Telephone No.
                                          -------------------------------------
                                            Taxpayer Identification or Social
                                                      Security No.

Dated: ________________________

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* Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

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